EXHIBIT 5

                             CAHILL GORDON & REINDEL
                                 80 Pine Street
                            New York, New York 10005


                                                               November 17, 1997

New Century Energies, Inc.
1225 17th Street
Denver, Colorado 80202

                    Re: New Century Energies, Inc.
                        Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for New Century Energies, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 9,000,000 shares of Common Stock, with a par value of one dollar ($1.00) per share, of the Company (the "Common Stock") and the related Preferred Stock Purchase Rights (the "Rights").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     We advise you that, in our opinion:

     1. Assuming the Registration Statement had been declared effective and the Board of Directors has adopted the appropriate resolutions, upon the issuance of Common Stock and receipt by the Company of the consideration therefor, the shares of Common Stock so issued will be legally issued, fully paid and non-assessable.

     2. The issuance of the Rights has been validly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the Rights Agreement, dated as of August 1, 1997 between the Company and The Bank of New York, as Rights Agent, will be validly issued.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to a sale of the Common Stock.

                                Very truly yours,


                                /s/ Cahill Gordon & Reindel